EXHIBIT 99.2*

* Unaudited Pro Forma Condensed Consolidated Financial Statements of Concurrent Computer Corporation. References in Exhibit 99.2 to
"the Company" are to Concurrent; references to the "Transaction" are to the Transaction described in Item 2 hereof; and references to "Harris" are to CyberGuard. Cross references contained herein are to sections of the Joint Proxy Statement.



                       PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS OF CONCURRENT

     The following unaudited pro forma financial statements have been prepared to give effect to the Transaction which will be accounted for as a purchase. See "TERMS OF THE TRANSACTION -- Accounting Treatment."


     These financial statements do not purport to represent what the Combined Real-Time Company's results of operations or financial position actually would have been had the Transaction occurred on the dates when they are reflected to have occurred in the pro forma financial statements, or to project the Combined Real-Time Company's results of operations or financial condition for any future period or date. In particular, the financial condition of Concurrent at the date of the Transaction will be directly affected by the financial performance of both Concurrent and Harris up to the date of the Transaction and could be substantially different from that shown in these pro forma financial statements.



     The pro forma condensed consolidated statements of operations for the year ended June 30, 1995 and for the nine months ended March 31, 1996 have been prepared assuming the Transaction had occurred as of the beginning of each of the respective periods. The pro forma condensed consolidated statement of operations for the year ended June 30, 1995 includes the results of operations for Concurrent for the year ended June 30, 1995 and for Harris's Real-Time Business for the year ended September 30, 1995. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1996 includes the results of operations for Concurrent and Harris's Real-Time Business for the nine months ended March 31, 1996. The pro forma consolidated balance sheet at March 31, 1996 has been prepared assuming the Transaction had occurred as of that date. "Harris as Reported" and "Harris Trusted" data were obtained from the Combining Financial Information included in Harris's financial information -- see "HARRIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "HARRIS CONSOLIDATED FINANCIAL STATEMENTS."



     In accordance with generally accepted accounting principles, the purchase price for the acquisition of the Harris's Real-Time Business will be allocated to the assets and liabilities received based upon their estimated fair values. Such fair values are based upon valuations of assets and liabilities and estimations which are still in process. Accordingly, for purposes of the following pro forma financial information the pro forma adjustments are stated on an estimated basis using the most recent information available. No assurance can be given that the pro forma adjustments will not differ materially from the amounts ultimately determined. The pro forma financial statements do not reflect any synergies, operating efficiencies or cost savings anticipated by management as a result of the Transaction, such as savings expected from consolidation of manufacturing, research and development, selling, marketing, administrative and other functions. Such savings will require significant headcount reductions and present significant management challenges. The resulting pro forma financial statements are not necessarily indicative of Concurrent's future results of operations or financial position. For a discussion of anticipated synergies, see "THE PROPOSED TRANSACTION -- Recommendations of the Board of Directors of Concurrent and Concurrent's Reasons for the Transaction" and "-- Recommendations of the Special Committee and the Board of Directors of Harris and Harris's Reasons for the Transaction."



     The pro forma financial statements should be read in conjunction with the audited consolidated financial statements for the years ended June 30, 1995 and September 30, 1995 for Concurrent and Harris, respectively, and for Concurrent the unaudited financial statements for the nine months ended March 31, 1996, and for Harris the unaudited financial statements for the six months ended March 30, 1996. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "TERMS OF THE TRANSACTION -- Accounting Treatment" and "PROJECTED FINANCIAL INFORMATION."


           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                            YEAR ENDED JUNE 30, 1995                                 NINE MONTHS ENDED MARCH 31, 1996
            --------------------------------------------------------     --------------------------------------------------------
            CONCURRENT    HARRIS    (LESS)      OTHER                    CONCURRENT    HARRIS    (LESS)      OTHER
                AS          AS      HARRIS    PRO FORMA       PRO            AS          AS      HARRIS    PRO FORMA       PRO
             REPORTED    REPORTED   TRUSTED     ADJS.        FORMA        REPORTED    REPORTED   TRUSTED     ADJ.         FORMA
            ----------   --------   -------   ---------     --------     ----------   --------   -------   ---------     --------
Net
  sales....  $140,144    $45,111    $(4,817)        --      $180,438      $ 77,108    $34,271    $(5,292)   $    --      $106,087
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
                                                 1,065(a)                                                     1,142(a)
Gross
  margin...    60,667     19,347    (1,677 )       814(b)     80,216        32,682     15,786     (1,710)       610(b)     48,510
                                                  (358)(c)                                                     (270)(c)
Operating
expenses...    58,585     30,887    (4,834 )      (406)(b)    83,874        33,100     24,844     (6,122)      (305)(b)    51,247
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
Income
  (loss)
  from
  operations... 2,082    (11,540)    3,157       2,643        (3,658)         (418)    (9,058)     4,412      2,327        (2,737)
Interest
  income
  (expense)
  net......    (2,125)       456       (49)        (60)(d)    (1,778)       (1,658)       250        (49)       (45)(d)    (1,502)
Other
  income
  (expense)
  net......      (263)        (4)       --          --          (267)       (2,180)       230         22         --        (1,928)
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
Loss before
  provision
  for
  income
  taxes....      (306)   (11,088 )   3,108       2,583        (5,703)       (4,256)    (8,578)     4,385      2,282        (6,167)
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
Provision
  for
  income
  taxes....     1,700         --        --          --         1,700         1,400         --         --         --         1,400
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
Net loss...  $ (2,006)  $(11,088)   $3,108     $ 2,583      $ (7,403)     $ (5,656)   $(8,578)    $4,385    $ 2,282      $ (7,567)
              =======    =======    =======    =======       =======       =======    =======    =======    =======       =======
Net (loss)
  for
  common
  shareholders:
Net
  (loss)...  $ (2,006)  $(11,088)                           $ (7,403)     $ (5,656)   $(8,578)                           $ (7,567)
Adjustment
  for
  preferred
  dividend
  requirement...   --         --                                 747(f)         --         --                                 560(f)
Accretion
  on
 redeemable
  preferred
  stock....        --         --                                 105(f)         --         --                                  79(f)
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
Net (loss)
 applicable
  to common
  shares...    (2,006)   (11,088)                             (8,255)       (5,656)    (8,578)                             (8,206)
Per common
  share:
Net loss
  per
  share....  $  (0.07)   $ (1.88)                           $  (0.20)     $  (0.19)   $ (1.45)                           $  (0.20)
              -------    -------    -------    -------       -------       -------    -------    -------    -------       -------
Weighted
  average
  number of
  shares
  outstanding  30,095      5,910     (5,910)    10,321(e)     40,416        30,482      5,946     (5,946)    10,321(e)     40,803
              =======    =======    =======    =======       =======       =======    =======    =======    =======       =======


See accompanying notes to unaudited pro forma condensed consolidated statements of operations.


                          NOTES TO UNAUDITED PRO FORMA


                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



     1. Basis of Presentation


     The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only, giving effect to the Transaction and, therefore, are not necessarily indicative of the financial results that might have been achieved had the Transaction occurred as of an earlier date, nor are they necessarily indicative of the financial results which may occur in the future. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1995 include the results of operations for Concurrent for the year ended June 30, 1995 and for Harris's Real-Time Business for the year ended September 30, 1995. The pro forma condensed consolidated statement of operations for the nine months ended March 31, 1996 include the results of operations for Concurrent and Harris's Real-Time Business for the nine months ended March 31, 1996.

     2. Pro Forma Adjustments

     The following unaudited pro forma purchase accounting adjustments were made to the statements of operations for the year ended June 30, 1995 and the nine months ended March 31, 1996 to give effect to the Transaction as if such Transaction had occurred as of the beginning of the respective periods:

          (a) To eliminate the amortization expense previously recorded on the capitalized software during the respective periods. The real-time technology of both companies is similar and as such, the combination of duplicate technologies does not provide additional benefit to Concurrent. As a result, Harris's capitalized software of $5.4 million was eliminated as part of the Transaction. (See Unaudited Pro Forma Consolidated Balance Sheet Note 1(f))


          (b) To reflect the adjustment to depreciation expense resulting from the decrease in the book value of Harris's property, plant and equipment acquired, depreciated on a straight-line basis over an average remaining useful life of four years. The excess of the estimated fair value of net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to non-current assets. Such amount is subject to change pending completion of the valuation of assets acquired.


          (c) To reflect the amortization of negative goodwill, which represents the remainder of the excess of the estimated fair value of net assets acquired after reducing the values assigned to non-current assets to zero over the aggregate purchase price. Negative goodwill is amortized on a straight-line basis over a ten-year period. Such amount is subject to change pending the completion of the valuation of Assets acquired.

          (d) To reflect the decrease in interest income resulting from the use of approximately $1.2 million in cash to finance the closing costs related to the Transaction at an average interest rate of 5%.


          (e) The number of shares used in computing pro forma net loss per share for the year ended June 30, 1995 and the nine months ended March 31, 1996 were 40,415,583 and 40,803,089, respectively. Pro forma net loss per share has been determined based on the historical weighted average of shares outstanding of Concurrent Common Stock adjusted to give effect to:
     1) the issuance of 10,000,000 shares of Concurrent Common Stock; and 2) the issuance of an estimated 320,802 shares, on a pro forma basis as of March 31, 1996 (based on an estimated average price at such time of $1.43 per share) to be sold to fund the payment to Berenson Minella of a portion of its financial advisory fees, assuming such shares had been outstanding for the entire period. The number of shares is determined as follows:



                                                                                 NINE MONTHS
                                                                  YEAR ENDED        ENDED
                                                                   JUNE 30,       MARCH 31,
                                                                     1995           1996
                                                                  ----------     -----------
    Historical weighted average number of shares of Concurrent
      Common Stock..............................................  30,094,781     30,482,287
    Issuance of shares of Concurrent Common Stock to Harris.....  10,000,000     10,000,000
    Issuance of shares of Concurrent Common Stock to investment
      banker....................................................     320,802        320,802
                                                                  ----------     ----------
              Total.............................................  40,415,583     40,803,089
                                                                  ==========     ==========



     This calculation of total shares excludes all outstanding Concurrent Options and Concurrent Warrants, as they would have an anti-dilutive effect on earnings per share.


          (f) To reflect earnings per share adjustments for preferred stock dividends and to accrete Concurrent Preferred Stock to its mandatory redemption value over the term of the security.


                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                                 AT MARCH 31, 1996
                                                      -----------------------------------------------------------------------
                                                       CONCURRENT       HARRIS      (LESS) HARRIS    OTHER PRO
                                                       AS REPORTED    AS REPORTED      TRUSTED      FORMA ADJS.     PRO FORMA
                                                      -------------   -----------   -------------   -----------     ---------
                                                           ASSETS
Current assets:
Cash and cash equivalents...........................    $   3,078      $   1,307                     $  (1,230)(a)  $  3,155
Securities available for sale.......................                                                    11,149(b)     11,149
Accounts receivable.................................       24,887         15,335         (2,626)                      37,596
Inventories.........................................       12,662          6,381            (87)          (700)(c)    18,256
                                                                                                          (795)(a)
Prepaid expenses and other current assets...........        4,477            660           (253)          (196)(d)     3,893
                                                         --------       --------       --------       --------      --------
  Total current assets..............................       45,104         23,683         (2,966)         8,228        74,049
                                                                                                        (6,678)(h)
Property, plant and equipment -- net................       32,048          5,912         (1,034)         1,800(e)     32,048
Capitalized software................................          291          8,135         (2,726)        (5,409)(f)       291
                                                                                                        (2,000)(h)
Acquired technology.................................                                                     2,000(f)         --
Excess of purchase price over estimated value of net
  assets
  acquired..........................................                                                    13,050(h)
                                                                                                       (13,050)(g)        --
Other long-term assets..............................        3,063            822            (30)          (792)(h)     3,063
                                                         --------       --------       --------       --------      --------
         Total assets...............................    $  80,506      $  38,552      $  (6,756)     $  (2,851)     $109,451
                                                         ========       ========       ========       ========      ========
                                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable.......................................    $   5,655                                                   $  5,655
Current portion of long-term debt...................          824                                                        824
Revolving credit facility...........................        3,843                                                      3,843
Accounts payable and accrued expenses...............       22,933          8,784         (1,358)                      30,359
Deferred revenue....................................        4,610            628            (37)                       5,201
                                                         --------       --------       --------       --------      --------
  Total current liabilities.........................       37,865          9,412         (1,395)                      45,882
Long-term debt......................................        7,129                                                      7,129
Excess of acquired net assets over cost.............                                                     3,580(g)      3,580
Other long-term liabilities.........................        5,229                                                      5,229
Class B 9% cumulative convertible redeemable
  exchangeable preferred stock subject to a $8,300
  mandatory redemption, $0.01 par value per share
  1,000,000 shares authorized -- Issued and
  outstanding 830,000 at March 31, 1996 -- pro
  forma.............................................                                                     7,248(i)      7,248
Shareholders' equity:
Shares of preferred stock, par value $0.01;
  authorized 25,000,000.............................
Shares of common stock, par value $0.01; authorized
  100,000,000; Concurrent issued 30,569,049, Harris
  issued 5,931,912; and pro-forma 40,889,851........          306             60            (60)           103(j)        409
Capital in excess of par value......................       73,737         44,144        (44,144)         9,997(j)     83,734
Accumulated deficit after eliminating Concurrent's
  accumulated deficit of $81,826 at December 31,
  1991, date of quasi-reorganization................      (42,684)       (14,363)        38,720        (24,357)(k)   (42,684 )
Shares of treasury stock............................          (58)                                                       (58 )
Cumulative translation adjustment...................       (1,018)          (701)           123            578(k)     (1,018 )
                                                         --------       --------       --------       --------      --------
  Total shareholders' equity........................       30,283         29,140         (5,361)       (13,679)       40,383
                                                         --------       --------       --------       --------      --------
         Total liabilities and shareholders'
           equity...................................    $  80,506      $  38,552      $  (6,756)     $  (2,851)     $109,451
                                                         ========       ========       ========       ========      ========


   See accompanying notes to unaudited pro forma consolidated balance sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1. PRO FORMA ADJUSTMENTS

     The following unaudited pro forma purchase accounting adjustments were made to the balance sheet at March 31, 1996 to give effect to the Transaction as if such transaction had occurred as of that date:

          (a) To reflect estimated cash expenditures for investment banker, legal, accounting, printing, proxy solicitation, filing, valuation and other related fees assumed to be paid by Concurrent in connection with the Transaction.


          (b) To reflect the acquisition of 683,178 shares of Harris Common Stock, at an assumed market price per share of $16.32 (based on the closing price on March 29, 1996). Such valuation amount is subject to changes in the market price of Harris Common Stock from March 29, 1996 to the date of the Closing of the Transaction. Such shares may be sold in accordance with the Share Holding Agreement which contains restrictions on the volume of sales of Harris Common Stock by Concurrent in certain circumstances.



          (c) The valuation adjustment to Harris's inventory is based upon the estimated fair value to be realized from the sale of such inventory through Harris's existing channels of distribution, taking into consideration estimated disposal costs and other factors. Such amount is subject to change pending the integration of the two real-time businesses and development of the combined company's product plan.


          (d) To reflect the elimination of certain deferred items of Harris's Real-Time Business in conformity with Concurrent's accounting policies.

          (e) To reflect the adjustment to Harris's Real-Time Business fixed assets at their estimated fair value, based upon the preliminary findings of a valuation which is being prepared in conjunction with the Transaction. Such amount is subject to change pending completion of the valuation of assets acquired.

          (f) To eliminate capitalized software related to Harris's Real-Time Business and to reflect the estimated fair value of acquired technology, based upon the preliminary findings of a valuation which is being prepared in conjunction with the Transaction. The technology of both companies' real-time business is similar and as such, the combination of duplicate technologies does not provide additional benefit to Concurrent. As a result, capitalized software acquired from Harris was adjusted as part of the Transaction and included in the valuation of acquired technology.


          (g) To reflect the estimated negative goodwill relating to the Transaction, based upon the estimated aggregate purchase price of approximately $19,373,000 which includes an estimated $2,425,000 of Transaction expenses ($1,230,000 in cash plus $795,000 which has been previously expended and included in prepaid expenses and $400,000 in Concurrent Common Stock payable to Berenson Minella on a pro forma basis as of March 31, 1996) assumed to be paid by Concurrent in connection with the Transaction, and the adjusted value of the net assets acquired from Harris:



                                                                  AS OF MARCH 31, 1996
                                                                      (UNAUDITED)
                                                             ------------------------------
                                                             (IN THOUSANDS EXCEPT PER SHARE
                                                                         DATA)
        Concurrent common shares provided to Harris........  10,000


        Assumed market price per share.....................  $ 0.97
                                                             ------
        Estimated fair value of common shares provided.....             $ 9,700
        Estimated value of Concurrent preferred shares
          provided to Harris...............................               7,248
        Estimated Transaction expenses.....................               2,425
                                                                        -------
        Estimated aggregate purchase price.................                         $19,373
        Historical cost basis of net assets acquired from
          Harris...........................................             $23,779
        Adjustments to reflect net assets acquired at
          estimated fair value -- (see notes (c), (d), (e)
          and (f)).........................................              (2,505)
        Common shares received from Harris.................   683.2
        Assumed market price per share.....................  $16.32
                                                             ------
        Estimated fair value of common shares received.....             $11,149
                                                                        -------
        Estimated fair value of net assets acquired........                         $32,423
                                                                                    -------
        Estimated fair value of net assets acquired in
          excess of purchase price ("negative goodwill")...                         $13,050

                                                                  AS OF MARCH 31, 1996
                                                                      (UNAUDITED)
                                                                         ------
                                                             (IN THOUSANDS EXCEPT PER SHARE
                                                                         DATA)
        Reduction of negative goodwill via allocation to
          reduce proportionately the values assigned to
          non-current assets to zero -- (see note(h))......                          (9,470)
                                                                                    -------
        Unallocated net assets acquired in excess of
          purchase price...................................                         $ 3,580
                                                                                    =======


     The negative goodwill calculation is subject to change pending finalization of the valuation of assets and liabilities acquired. The calculation is also subject to any change in the net assets of Harris's Real-Time Business from March 31, 1996 to the Closing of the Transaction. In addition, costs (such as employee severance, relocation costs and adjustments for the disposal of duplicative assets) which result from Concurrent's consolidation plan (such as, integrating the business of Concurrent and the Harris Real-Time Business, elimination of duplicate facilities and excess capacity and other non-recurring items) which are directly related to the Harris Real-Time Business will result in an increase in goodwill (or a reduction in negative goodwill). Actions which result from Concurrent's consolidation plan which are directly related to Concurrent will result in a pre-tax charge to the results of operations. At the date of this Joint Proxy Statement, the estimated aggregate charge of total costs resulting from both of these types of actions is estimated to be in the range of $27 million to $30 million, in addition to the estimated Transaction expenses of approximately $2.4 million noted above. While the split between the cost of those actions related to Harris and those related to Concurrent is not currently determinable, it is anticipated that the majority of such costs will be related to Concurrent.


          (h) To reflect the application of the estimated fair value of net assets acquired in excess of the estimated aggregate purchase price by allocating such excess amount to reduce proportionately the values assigned to non-current assets to zero.


          (i) To record the issuance of $8.3 million liquidation preference of Concurrent Preferred Stock to Harris as part of the Transaction, recorded at its estimated fair value of $7.2 million (based on a 14% discount rate and other valuation factors). As of March 31, 1996 the Net Current Assets of the Harris Real-Time Business were estimated to be approximately $12,700,000. Pursuant to the Purchase and Sale Agreement, if the Transaction were consummated at March 31, 1996, Concurrent would have been entitled to $14,400,000 in Net Current Assets of the Harris Real-Time Business and therefore the Preferred Stock Consideration provided to Harris would have been reduced by $1,700,000.



          (j) To reflect (i) the issuance of 10,000,000 shares of Concurrent Common Stock, with a par value $0.01, at an assumed market price per share of $0.97 (based on the average of the closing prices on the day before and the day of the announcement of the Memorandum of Understanding ); and (ii) the issuance of an estimated pro forma 320,802 shares of Concurrent Common Stock at March 31, 1996 (based on an average price at such time of $1.43 per share) to fund the payment to Berenson Minella of a portion of its financial advisory fees.


          (k) To reflect the elimination of the shareholders' equity of Harris.